ETF Opportunities Trust 485BPOS

Exhibit 99(i)(41)

JOHN H. LIVELY, Managing Partner

 john.lively@practus.com

 11300 Tomahawk Creek Pkwy., Suite 310

Leawood, KS 66211

 (913) 660-0778

December 29, 2025

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Fund Service Providers” in the Prospectus and under the caption “Legal Counsel” in the Statement of Additional Information which are included in Post-Effective Amendment No. 532 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-234544), and Amendment No. 534 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23439), on Form N-1A for the following series:

T-REX 2X LONG MSTR DAILY TARGET ETF	T-REX 2X INVERSE MSTR DAILY TARGET ETF
T-REX 2X LONG NFLX DAILY TARGET ETF	T-REX 2X INVERSE NFLX DAILY TARGET ETF

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively
On behalf of Practus, LLP